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                                                                    EXHIBIT 10.3

                       AMENDMENT TO EMPLOYMENT AGREEMENT

     This AMENDMENT (this "Amendment") is made as of the 31st day of December, 2003 between Fisher Scientific International Inc., a Delaware corporation having its primary place of business at Liberty Lane, Hampton, New Hampshire 03842 (the "Company") and David T. Della Penta, residing at 6 Dancer's Image Lane, North Hampton, New Hampshire 03862 (the "Executive").

     The Company and the Executive entered into an employment agreement as of the 31st day of March, 1998 (the "Employment Agreement"). Among other things, the Employment Agreement required that the Company provide the Executive with a split-dollar life insurance policy, 75% of the annual cost of which was to be borne by the Company and 25% of the annual cost of which was to be borne by the Executive. The Sarbanes-Oxley Act of 2002, however, has called into question the efficacy of split-dollar life insurance policies. Accordingly, the Company and the Executive desire to and hereby amend the Employment Agreement as follows:

          1. Section 2(b)(iv) of the Employment Agreement is hereby amended and restated in its entirety to read:

             (iv) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its affiliated companies. Notwithstanding the foregoing, the Executive and the Company have agreed that the split-dollar arrangement previously entered into by the Company for the benefit of the Executive shall terminate not later than December 31, 2003, the amount of life insurance premiums paid by the Company in respect of such arrangement shall be returned to the Company and the Company shall have no further obligation to make, or liability in respect of, premium payments required to have been made under such arrangement, whether before or after the date hereof.

          2. Sections 2(b)(v), (vi), (vii) and (viii) are renumbered 2(b)(vi),
     (vii), (viii) and (ix), respectively. All references to Sections 2(b)(v),
     (vi), (vii) and (viii) of the Employment Agreement prior to this Amendment, whether contained in the Employment Agreement or elsewhere, shall be deemed to refer to Sections 2(b)(vi), (vii), (viii) and (ix), respectively, following this Amendment.

          3. A new Section 2(b)(v) shall be inserted to read:

             (V) Enhanced Retirement Benefits. To induce the Executive to continue in the Company's employ and to agree to the termination of his split-dollar life insurance policy, for purposes of calculating the Executive's retirement benefit under any excess or supplemental defined benefit retirement plans in which the Executive participates, including, without limitation, the Company's Executive Retirement and Savings Plan, (collectively, the "SERP") and notwithstanding anything in the SERP to the contrary, the annual retirement benefit payable to the Executive at his normal retirement age under the SERP shall be at least 28% of his final average annual compensation.
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          4. Except as expressly provided in this Amendment, the terms and provisions of the Employment Agreement shall remain in full force and effect.

     The Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                          --------------------------------------
                                          DAVID T. DELLA PENTA

                                          FISHER SCIENTIFIC INTERNATIONAL INC.

                                          By:
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